UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2006

Particle Drilling Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30819	20-1563395
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

11757 Katy Freeway, Suite 1300
Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01            Regulation FD Disclosure.

Particle Drilling Technologies, Inc. (“PDTI” or the “Company”) hereby provides an operational update along with anticipated timing for its next commercial trial.

Second Commercial Trial:  PDTI expects to begin its next commercial trial in the Uinta Basin area of northeast Utah on or around November 14, 2006.  The target well was spud on November 2, 2006, and the upper section of the hole is currently being drilled.  Based on previous wells drilled in this area, the hard rock interval is expected to be encountered around November 14, 2006, although the actual date may vary depending on the actual drilling progress of the well.

Enhancements to the PID System and Operational Update:  The repair of the transmission on the PDTI frac pump was completed by the manufacturer several weeks ago with most of the cost covered under warranty.  Following the repair, PDTI performed additional tests on the PID bit at the TerraTek Drilling Laboratory in Salt Lake City to verify the results of recent improvements.  The tests confirmed expected performance, and as a result management has decided to proceed with investment casting of the PID bit.  This process will allow the Company to mass produce the current bit and is expected to reduce the cost of manufacturing the current bit by more than half.

In addition, testing continued on the Company’s new canister-style injector prototype at the Company’s research facility in Houston, Texas.  The Company also expects delivery of a different prototype design injector later this month.  The Company intends to conduct additional testing of both systems to determine which offers the best solution to replace the current frac pump injection system.  Either of these new particle injection systems should significantly improve our ability to scale the business while reducing both capital and operating expense.  It is expected that the next several commercial trials will continue to use the frac pump injection system as our primary solution.

Marketing Efforts:  PDTI continues its marketing effort with client meetings, presentations and commercial proposals.  Working with prospective clients, we have jointly analyzed a number of drilling applications in our key US target markets as well as some in Canada.  To date PDTI continues to discuss potential commercial trial locations with these prospective clients and has not entered into arrangements with any of these parties.  PDTI also recently exhibited at the Society of Petroleum Engineers Technical Conference in San Antonio, Texas.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development stage oilfield service and technology company owning certain patents and pending patents related to the Particle Impact Drilling technology.  The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this Current Report on Form 8-K that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this Form 8-K.  Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise equity capital, if necessary, and its ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector and working capital constraints.  Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	November 7, 2006	By:	/s/ J. CHRIS BOSWELL
		Name:	J. Christopher Boswell
		Title:	Senior Vice President and
Chief Financial Officer